                         AMENDMENT TO VOTING AGREEMENT


                 This Amendment to Voting Agreement ("Amendment") by and among Metrocall, Inc., a Delaware corporation ("Metrocall"), those persons whose signatures appear under the heading "FirstPAGE Group" on the signature page hereof ("FirstPAGE Signatories") and those persons whose signatures appear under the heading "Metrocall Group" on the signature page hereof ("Metrocall Signatories") , is entered into as of May 16, 1996.

                                    RECITALS

                 1. Metrocall and certain stockholders of Metrocall entered into a Voting Agreement dated as of August 31, 1994 (the "Voting Agreement"). Capitalized terms used without definition in this Amendment shall have the meaning given them in the Voting Agreement.

                 2. As of the date of this Agreement, Metrocall and A+ Network, Inc., a Tennessee corporation ("A+ Network"), have entered into an Agreement and Plan of Merger between Metrocall and A+ Network (the "Merger Agreement") pursuant to which A+ Network will be merged with and into Metrocall, with Metrocall as the surviving corporation (the "Merger").

                 3. Metrocall, the FirstPAGE Signatories and the Metrocall Signatories have agreed to amend the Voting Agreement to provide that the rights and obligations thereunder shall terminate effective upon the Effective Time (as defined in the Merger Agreement) of the Merger and to take the other actions set forth herein.

                 4. The FirstPAGE Signatories own at least two-thirds of the common stock, par value $.01 per share, of Metrocall (the "Metrocall Common Stock") held by the members of the FirstPAGE Group as of the date of this Amendment and the Metrocall Signatories own at least two-thirds of the Metrocall Common Stock held by the members of the Metrocall Group as of the date of this Amendment.

                 In consideration of the foregoing and other good and valuable consideration, Metrocall, the FirstPAGE Signatories and the Metrocall Signatories hereby agree as follows:

                                   AGREEMENT

                 1. TERMINATION OF VOTING AGREEMENT. The Voting Agreement is hereby amended to provide that all rights and obligations of the parties to the Voting Agreement shall terminate effective as of the Effective Time of the Merger (as defined in the Merger Agreement). Notwithstanding the terms of the Voting Agreement, the following provisions shall be effective from the date hereof until the earlier of the Effective Time of the Merger or the termination of the Merger Agreement.





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
                 2. NOMINATION AND ELECTION OF MS. BROCK. Suzanne S. Brock has been nominated by the Metrocall Board of Directors to stand for election as director at the first annual meeting of stockholders of Metrocall following the date of this Agreement. Each of the parties to this Agreement agrees that they will use their best reasonable efforts to cause Ms. Brock to be elected as a director at such meeting including, without limitation, voting all Shares they own at the time of such election in favor of Ms. Brock as a director and voting to recommend that shareholders elect her.

                 3. REPLACEMENT FOR MR. KIDD. Not later than 45 days after the resignation or removal of Mr. Christopher A. Kidd as a director of Metrocall, Mr. Harry L. Brock shall identify to the Board of Directors of Metrocall a replacement for Mr. Kidd. Such person shall be appointed to fill the position vacated by Mr. Kidd upon approval of a majority of the Board of Directors of Metrocall. If a majority of the Board of Directors does not approve the person identified by Mr. Brock (or any subsequent person identified by Mr. Brock), Mr. Brock shall have 45 days to identify another replacement, who shall be subject to approval by a majority of the Board.

                 4. SELECTION OF ADDITIONAL DIRECTORS UPON COMPLETION OF THE MERGER.

                          (a)  Mr. Steven D. Jacoby and Mr. Vincent D. Kelly
hereby agree that they will resign as directors of the Metrocall Board of Directors effective as of the Effective Time of the Merger.

                          (b)  The parties to this Agreement who are directors
of Metrocall agree that they will vote to appoint Ray D. Russenburger and Elliot H. Singer (or if either of them is unable or unwilling to serve, such other person as is designated by A+ Network) to fill the positions created as a result of the resignations of Mr. Jacoby and Mr. Kelly.

                 5. REPLACEMENT OF DIRECTORS. If Ms. Brock or any person nominated or elected pursuant to Section 3 of this Amendment declines to serve, is not appointed by the Board, or shall resign or be removed or be unable to serve by reason of death or disability, Mr. Brock shall, until August 31, 1997, have the right to identify to the Board of Directors of Metrocall a proposed replacement (and shall do so no later than 45 days after he learns that such person declines, is not appointed or resigns, removes or is unable to serve). Such replacement shall be appointed as a director upon approval of a majority
of the Board of Directors of Metrocall.   If a majority of the Board of
Directors does not approve the person identified by Mr. Brock (or any subsequent person identified by Mr. Brock), Mr. Brock shall have 45 days to identify another replacement, who shall be subject to approval by a majority of the Board.

                 6. LIMITATION ON OBLIGATIONS AS DIRECTORS. Any person required to take an action pursuant to this Amendment in his or her capacity as a director shall not be required to take such action to the extent that such action (i) is prohibited by applicable law or (ii) is





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determined by such director, in good faith and with advice of counsel to such effect, to conflict with the proper discharge by the director of his fiduciary obligations.

                 In Witness Whereof, the undersigned here executed this Amendment as of the date in the first paragraph hereof.

                             Metrocall, Inc.


                             By:      William L. Collins, III
                                ----------------------------------------------
                                      William L. Collins, III
                                      President and Chief Executive Officer


                             FIRSTPAGE SIGNATORIES

                             C.G. Grefenstette and Thomas G. Bigley, Trustees U/A/T Dated 8/28/68 for Juliet Lea Hillman

                             C.G. Grefenstette and Thomas G. Bigley, Trustees U/A/T Dated 8/28/68 for Audrey Hilliard Hillman

                             C.G. Grefenstette and Thomas G. Bigley, Trustees U/A/T Dated 8/28/68 for Henry Lea Hillman, Jr.

                             C.G. Grefenstette and Thomas G. Bigley, Trustees U/A/T Dated 8/28/68 for William Talbott Hillman



                             By:       C.G. Grefenstette
                                ----------------------------------------------
                                       C.G. Grefenstette, Trustee


                             By:      T.G. Bigley
                                ----------------------------------------------
                                      Thomas G. Bigley, Trustee





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
                             Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust U/A Dated November 18, 1985




                             By:  C.G. Grefenstette
                                -----------------------------------------
                                  C.G. Grefenstette, Trustee




                             Wilmington Securities, Inc.




                             By:  Darlene Clarke
                                -----------------------------------------
                                  Darlene Clark



                             Richard M. Johnston
                             --------------------------------------------
                             Richard M. Johnston



                             William L. Collins, III
                             --------------------------------------------
                             William L. Collins, III



                             Steven D. Jacoby
                             --------------------------------------------
                             Steven D. Jacoby

                             METROCALL SIGNATORIES


                             Harry L. Brock, Jr.
                             ---------------------------------------------
                             Harry L. Brock, Jr.





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

                             Suzanne S. Brock
                             ---------------------------------------------
                             Suzanne S. Brock


                             Vincent D. Kelly
                             ---------------------------------------------
                             Vincent D. Kelly





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